ELEVENTH AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

THIS ELEVENTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT ("Amendment") is made this 20th day of November, 2012 between FIRST NATIONAL BANK OF OMAHA, a national bau icing association ("Bank") and CARDINAL ETHANOL, LLC, an Indiana limited liability company ("Borrower"). This Amendment amends that certain Construction Loan Agreement dated December 19, 2006 between Bank and Borrower (as amended, the "Loan Agreement").

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Bank extended the Construction Loan, Revolving Loan and other financial accommodations and extensions of credit described in the Loan Agreement to Borrower, all as more fully described in the Loan Agreement;

WHEREAS, pursuant to that certain that certain First Amendment of Construction Loan Agreement dated August 22, 2007, a revised Total Project Cost Statement was attached to the Loan Agreement as Exhibit G and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated December 18, 2007, the Loan Termination Date applicable to the Revolving Note was extended to December 17, 2008 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Third Amendment of Construction Loan Agreement dated July 31, 2008 (the "Third Amendment"), Bank extended to Borrower the Corn Oil Extraction Loan in the principal amount of $3,600,000.00 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fourth Amendment of Construction Loan Agreement dated December 17, 2008, the Loan Termination Date of the Revolving Loan was extended to December 16, 2009, the Borrowing Base was modified, the interest rate on certain Loans was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fifth Amendment of Construction Loan Agreement dated October 30, 2009, the limitations on Borrower's capital expenditures for Borrower's 2010 fiscal year was increased, the Excess Cash Flow payment application was modified, the financial covenants were modified and the Loan Agreement was otherwise amended as provided for therein; and

WHEREAS, pursuant to that certain Sixth Amendment of Construction Loan Agreement dated December 16, 2009, the Loan Termination Date of the Revolving Loan was extended to February 16, 2010 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Seventh Amendment of Construction Loan Agreement dated February 14, 2010, the Loan Termination Date applicable to the Revolving Note was extended from February 16, 2010 to February 15, 2011, the interest rate charged on the Revolving Loan was modified, the capital expenditures covenant was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Eighth Amendment of Construction Loan Agreement dated February 15, 2011, the Loan Termination Date applicable to the Revolving Note was extended to February 14, 2012, the interest rate and definitions relating to the interest rate on the Loans were modified, the Borrowing Base was modified and the Loan Agreement was otherwise amended as provided for therein; and

WHEREAS, pursuant to that certain Ninth Amendment of Construction Loan Agreement dated May

25, 2011, the maximum principal amount of the Revolving Loan was increased from $10,000,000.00 to $15,000,000.00 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Tenth Amendment of Construction Loan Agreement dated February 14, 2012, the Loan Termination Date applicable to the Revolving Note was extended to February 12, 2013, certain interest rate definitions and provisions were modified, the FIXED CHARGE COVERAGE RATIO covenant was modified, the NET WORTH covenant was eliminated, the capital expenditures covenant was modified, the distributions covenant was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, for the reporting period ending September 30, 2012, the Borrower violated the FIXED CHARGE COVERAGE RATIO covenant of the Loan Agreement and has requested that Bank waive such violation and modify the measurement of the FIXED CHARGE COVERAGE RATIO, and under the terms of this Amendment Bank has agreed, to waive such violation and modify the measurement of the FIXED CHARGE COVERAGE RATIO as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.

2.For Borrower's fiscal quarters ending December 31, 2012, March 31, 2013 and June 30, 2013 only, Bank hereby agrees the measure the Borrower's FIXED CHARGE COVERAGE RATIO on an individual quarter basis and not on a rolling four quarter basis as required in the Loan Agreement. Thereafter, the Borrower shall again be required to maintain a FIXED CHARGE COVERAGE RATIO of not less than 1.15:1.0, measured on a rolling four quarter trailing basis, with the first such measurement being Borrower's fiscal quarter ending September 30, 2013, as required in Section 6.2.1 of the Loan Agreement.

3.Pursuant to Section 6.2.1 of the Loan Agreement, Borrower is required to maintain a FIXED CHARGE COVERAGE RATIO of not less than 1.15:1.0. For Borrower's fiscal quarter ending September 30, 2012, Borrower failed to maintain the required FIXED CHARGE COVERAGE RATIO required in Section 6.2.1 of the Loan Agreement. Borrower has requesied that Bank waive Borrower's violation of the foregoing FIXED CHARGE COVERAGE RATIO covenant for Borrower's fiscal quarter ending September 30, 2012. Bank hereby waive Borrower's violation of the FIXED CHARGE COVERAGE RATIO covenant required under Section 6.2.1 of the Loan Agreement solely for Borrower's fiscal quarter ending September 30, 2012. The foregoing waiver is strictly limited to Borrower's violation of the FIXED CHARGE COVERAGE RATIO solely for Borrower's fiscal quarter ending September 30, 2012. This waiver shall not obligate Bank to waive any future violations with respect to the same or different covenants, terms and conditions of the Loan Agreement and the other Loan Documents.

4.In consideration of the foregoing waiver and modification of the Fixed Charge Coverage Ratio, Borrower will Bank a modification fee equal to $5,000, with such fee due and payable upon the Borrower's execution of this Amendment.

5.Except as modified herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, affirmed and certified by Borrower. Borrower hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the Loan Documents. Borrower represents and warrants to the Bank that the representations and warranties set forth in the Loan Agreement, and each of the other Loan Documents, are true and complete on the date hereof as if made on and as of,the date hereof (or, if any such representation or warranty is expressly stated to have been. made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in "this Agreement" included references to this Amendment. Borrower represents, warrants and confirms to the Bank that no Events of Default is now existing under the Loan Documents and that no event or condition exists which would constitute an Event of Default with the giving of notice and/or the passage of time Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger an Event of Default under any Loan Document. To the extent necessary, the Loan Documents are hereby amended consistent with the amendments provided for in this Amendment.

6.This Amendment may be executed in any number of counterparts, each of which when so executed, and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

7.This Amendment will be governed by and construed in accordance with the laws of the State of Nebraska, exclusive of its choice of laws rules.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF
OMAHA, a national banking association

By: /s/ Fallon Savage
Title: Vice President

CARDINAL ETHANOL, LLC, an
Indiana limited liability company

By: /s/ Jeffrey L. Painter
Jeff Painter, President

By: /s/ Dale Schwieterman
Title: Director